Exhibit 10.2

LEASE AGREEMENT

1. This Agreement (hereinafter called “the Lease”), made the     day of February Two Thousand and Nine (2009) by and between 1830 Business Complex, LLC (hereinafter called “Landlord”), of the one part, and Wireless Xcessories Group, Inc., a Delaware corporation, (hereinafter called “Tenant”), of the other part.

2. WITNESSETH THAT Landlord does hereby demise and let unto Tenant part of that certain premises known as 1830 County Line Road, Huntingdon Valley, PA 19006 (that part being 65,012 square feet) in the Township of Upper Moreland, Commonwealth of Pennsylvania (hereinafter called the Leased Premises), to be used and occupied as office/warehouse and for no other purpose.

3. The term of the Lease shall be 5 years beginning the first day of May, 2009 and ending the thirtieth day of April, 2014.

4. (a) The minimum yearly rental shall be Four Hundred Fifty Five Thousand, One Hundred Forty and 20/100 Dollars ($455,140.20) lawful money of the United States of America, payable in monthly installments in advance during the term of the Lease, or any renewal hereof, in sums of Thirty Seven Thousand, Nine Hundred Twenty Eight and 35/100 Dollars ($37,928.35) per month on the first day of each month, rent to begin from the first day of May, 2009, the first full monthly installment together with the security deposit to be paid at the time of signing the Lease. If Tenant occupies the Leased Premises before the date stated above for the beginning of the term of the lease, the additional period shall be added to the term of the Lease at the beginning of the Lease, and the rental for such additional period shall be paid at the time of occupancy.

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(b) The first rental payment during the occupancy of the Leased Premises shall be adjusted to pro-rate a partial month of occupancy, if any, at the inception of the Lease.

(c) Lessor agrees to abate any rental increase for a period of four years. Increase of 3% per annum shall be effective beginning with the first month of year five.

5. If Landlord is unable to give Tenant possession of the Leased Premises, as provided in the Lease, the Landlord shall not be liable in damages to the Tenant.

6 (a) Tenant agrees to pay as rent in addition to the minimum rental herein reserved any and all sums which may become due by reason of the failure of Tenant to comply with all of the provisions and covenants of the Lease and any and all damages, costs and expenses which the Landlord may suffer or incur by reason of refusal or failure of Tenant to comply with the provisions and covenants of the Lease, and each of them.

(b) Tenant further agrees to pay to Landlord as additional rent in addition to the minimum rental reserved herein its proportionate share of all increase or increases in fire and extended coverage insurance premiums upon the Leased Premises and/or building or buildings or real property of which the Leased Premises is a part, due to an increase in the rate of fire and extended coverage insurance in excess of the rate on the Leased Premises and/or building or buildings or real property of which the Leased Premises is a part, on the lease date set forth in paragraph 1 of the Lease, unless said increase is caused by any act or omission of the Landlord or another Tenant, their officers, agents, servants or employees, or by the nature of another Tenant's business. Tenant shall pay to Landlord the amount due hereunder within ten (10) days of the date of Landlord's written notice to Tenant of the amount of such increase in insurance premiums.

(c) Tenant further agrees to pay as additional rent in addition to the minimum rental herein reserved its proportionate share of all real estate taxes assessed or imposed upon the Leased Premises and/or building or buildings or real property of which the Leased Premises is a

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part during the term of the Lease in excess of and over and above those assessed or imposed upon the Leased Premises and/or building or buildings or real property of which the Leased Premises is a part at the time of the Year 2000 tax bills . Tenant shall pay to Landlord the amount due hereunder within ten (10) days of the date of Landlord's written notice to Tenant of the amount of such taxes.

7. All rent shall be payable without prior notice or demand at the office of Landlord, Suite 213, 1840 County Line Road, Huntingdon Valley, PA 19006, or at such other places as Landlord may from time to time designate by notice of writing.

8. Tenant covenants and agrees that he will without demand:

(a) Pay the rent, and all other charges, payments, costs or expenses herein reserved as rent at the times and at the place that the same are payable, without fail; and if Landlord shall at any time or times accept said rent or charges after the same shall have become delinquent, such acceptance shall not excuse delay upon any subsequent occasion or occasions, or constitute or be construed as a waiver of any of Landlord's rights. Tenant agrees that any charge, payment, cost, expenses, or interest herein reserved, included, or agreed to be treated or collected as rent and/or any other charges, payments, costs, expenses, or interest herein agreed to be paid by Tenant may be proceeded for and recovered by Landlord by legal process in the same manner as rent due and in arrears.

(b) Tenant shall keep the heating, ventilation and air conditioning system clean and in good working order; and shall be responsible for any damage resulting from abuse or neglect by Tenant, its agents, servants or employees.

(c) At all times shall maintain the Leased Premises in good order and repair, including without limitation all improvements installed at the request of Tenant; and at the end of the lease term shall return the Leased Premises to the Landlord in the good order and repair as they

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are at the beginning of the Lease, reasonable wear and tear and damage by fire and other casualty not caused by Tenant, its officers, agents, servants, employees, contractors, customers, guests, visitors or invitees alone excepted.

(d) Comply with any requirements of any of the constituted public authorities, and with the terms of any State or Federal statutes or local ordinances or governmental regulations applicable to Tenant or his use of the Leased Premises, and indemnify, hold harmless and defend Landlord from penalties, fines, costs or damages resulting from failure so to do.

(e) Use every reasonable precaution against fire and other casualty.

(f) Comply with existing rules and regulations of Landlord and additional rules and regulations hereinafter promulgated by Landlord.

(g) Peaceably deliver up and surrender possession of the Leased Premises to the Landlord at the expiration or sooner termination of the Lease, promptly delivering to Landlord at its office all keys for the Leased Premises.

(h) Give to Landlord prompt written notice of any accident, fire, or damage occurring on or to the Leased Premises.

(i) Tenant agrees that if, with the permission in writing of Landlord, Tenant shall vacate or decide at any time during the term of the Lease, or any renewal thereof, to vacate the Leased Premises prior to the expiration of the Lease, or any renewal hereof, Tenant will not cause or allow any agent to represent Tenant in any sub-letting or re-letting of the Leased Premises and that should Tenant do so, or attempt to do so, the Landlord may remove any signs that may be placed in or about the Leased Premises by such other agent without any liability to Landlord or to said agent, the Tenant assuming all responsibility for such action.

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9. Tenant covenants and agrees that he will do none of the following things without first obtaining the written consent of Landlord, and without providing Landlord with reimbursement for any expenses incurred or incidental to Tenant's proposed action:

(a) Occupy the Leased Premises in any other manner or for any other purpose than as set forth in the Lease.

(b) Assign, mortgage or pledge the Lease or under-let or sub-lease the Leased Premises, or any part thereof or permit any other person, firm or corporation to occupy the Leased Premises, or any part thereof; nor shall any assignee or sub-Tenant, if such is permitted in writing by the Landlord, assign, mortgage or pledge the Lease or such sub-lease, without the written consent of the Landlord, and without such consent no such assignment, mortgage or pledge shall be valid. If the Tenant becomes insolvent in any sense, or makes an assignment for the benefit of the creditors, or offers a composition or settlement to creditors, or if a petition in bankruptcy is filed by or against the Tenant or a complaint in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator for the Tenant or Tenant's assets is filed, or if proceedings for reorganization or composition with creditors under any State or federal law be instituted by or against Tenant, or if any of the real or personal property of Tenant shall be attached, levied upon, executed upon or otherwise seized by judicial proceeding, the same shall be a violation of this covenant. In addition to the foregoing, a violation of this covenant shall exist where there remains outstanding for a timer period in excess of sixty (60) days: (i) a petition in bankruptcy is filed by or against the Tenant; (ii) a complaint in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator for the Tenant or Tenant’s assets is filed; (iii) or if proceedings for reorganization or composition with creditors under any State or federal law be instituted by or against Tenant.

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(c) Place or allow to be placed any stand, booth, sign or showcase upon the doorsteps, vestibules or outside walls or pavements of the Leased Premises, or paint, place, erect or cause to be painted, placed or erected any sign, projection or device on the outside walls or outside area of the Leased Premises. If such permission has been granted, Tenant shall restore the walls or area, as the case may be, to their former conditions at the expiration of the Lease. In case of the breach of this covenant (in addition to all other remedies given to Landlord in case of the breach of any provisions or covenants of the Lease) Landlord shall have the privilege of removing said stand, booth, sign, show case, projection or device, and restoring said walls and outside area, as the case my be, to their former condition, and Tenant, at Landlord's option, shall be liable to Landlord for any and all expenses so incurred by Landlord.

(d) Tenant shall make no alterations, additions or improvements to the Leased Premises without the written consent of Landlord.

(e) Use or operate any machinery that in Landlord's sole opinion is harmful to the building and will use and operate its machinery in compliance with all applicable governmental laws, rules and regulations.

(f) Place any weights in any portion of the Leased Premises beyond the safe carrying capacity of the structure.

(g) Do or suffer to be done any act, matter or thing objectionable to the fire insurance companies and other insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Leased Premises, or any part thereof, or on the building or buildings or real property of which the Leased Premises is a part, or any other building shall become void and suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of the Lease, or employ any person or persons objectionable to the fire insurance companies and other insurance companies or carry or have any

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hazardous materials of any kind in or about the Leased Premises, except as set forth in paragraph 34 of the Lease. In case of a breach of this covenant (in addition to all other remedies given to Landlord in case of the breach of any of the provisions or covenants of the Lease) Tenant agrees to pay to Landlord as additional rent any and all increase or increases of premiums on insurance carried by Landlord on the Leased Premises or any part thereof, or on the building or buildings or real property of which the Leased Premises may be a part, or any other building, caused in any way by the occupancy of Tenant.

(h) Remove, attempt to remove or manifest an intention to remove Tenant's goods or property from or out of the Leased Premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Landlord for all rent, additional rent, charges, payments, costs, expenses and interest due or which may become due during the entire term of the Lease.

(i) Vacate or desert the Leased Premises during the term of the Lease, or permit the same to be empty and unoccupied.

10. Tenant covenants and agrees that Landlord shall have the right to do the following things and matters in and about the Leased Premises:

(a) At all reasonable times by itself or its duly authorized agents to go upon and inspect the Leased Premises and every part thereof, and/or at its option to make repairs, alterations and additions to the Leased Premises or the building or buildings or real property of which the Leased Premises is a part.

(b) At any time or times and from time to time make such reasonable rules and regulations as may be necessary or desirable for the safety, care, and cleanliness of the Leased Premises, the building or buildings of which the Leased Premises is a part and the real property on which they are located, and of personal property contained therein and for the preservation of good

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order. Such rules and regulations shall, when communicated in writing to Tenant, form a part of the Lease.

(c) To display a "For Sale" and a "For Rent" sign or both at any time; and all of such signs shall be placed upon such part of the Leased Premises or other property of Landlord as Landlord may elect and may contain such matters as Landlord shall require. Persons authorized by Landlord may inspect the Leased Premises at reasonable hours.

11.(a) It shall be Tenant's sole responsibility to insure against loss or damage from fire or other casualty all personal property on the Leased Premises owned by Tenant or third persons, attached or unattached, including without limitation all fixtures and equipment owned by Tenant or owned by third parties and Landlord shall have no liability with respect thereto except to the extent such loss or damage is caused by the negligent acts or omissions of Landlord, its agents, servants or employees.

(b) Tenant shall be responsible for and shall reimburse Landlord for all loss or damage to the Leased Premises or to the building or the real property of which the Leased Premises are a part to the extent such loss or damage is caused by or contributed to by the acts or omissions of Tenant, its officers, agents, servants, employees, contractors, customers, guests, visitors and invitees. This provision shall survive the termination or expiration of the Lease and any extension thereof.

(c) Tenant shall indemnify, hold harmless and defend Landlord, its officers, agents, servants and employees from and against all demands, claims, causes of action, fines, penalties, damages (including without limitation consequential damages), losses, liabilities, judgments and expenses (including without limitation reasonable attorneys' fees and court costs and reasonable consultant and reasonable expert witness fees) arising out of any acts or omissions of Tenant, its officers, agents, servants, employees, contractors, customers, guests, visitors and

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invitees, or breach of the Lease caused by or contributed to by Tenant, its officers, agents, servants, employees, contractors, customers, guests, visitors and invitees. Any defense of such claim shall be with counsel reasonably satisfactory to Landlord. This provision shall survive the expiration or termination of the Lease and any extension thereof.

(d) Tenant shall maintain in full force and effect during the entire term of the Lease and any renewals thereof at Tenant's sole expense, an entire insurance policy or policies of comprehensive general public liability insurance protecting Tenant and Landlord against any loss, liability from personal injury, theft, death or property damage arising or occurring upon or in connection with the Leased Premises by reason of Tenant's operation or occupancy of the Leased Premises, the operation of Tenant's business, or any acts or omissions of Tenant, its agents, servants, employees, contractors, customers, guests, visitors and invitees, in at least the amount of $1,000,000.00 combined single limit per occurrence. Certificates of insurance shall be provided promptly to Landlord from policy period to policy period and at least ten (10) days before the commencement date of the Lease and any renewals thereof, naming Landlord as additional insured. Each such policy shall provide that it cannot be canceled without at least thirty (30) days written notice to Landlord. Each such policy shall be issued by an insurer satisfactory to Landlord in a form satisfactory to Landlord. If Tenant fails for any reason to obtain or maintain the insurance coverage it is required to provide under the Lease, Landlord shall have the right to purchase such insurance, and all such payments by Landlord shall be recoverable by Landlord, together with interest thereon, as additional rent immediately upon submission of a bill by Landlord.

(e) If the Leased Premises are totally destroyed or so damaged by fire or other casualty that, in the opinion of a licensed architect or engineer retained by Landlord, the same cannot be repaired and restored within one hundred eighty (180) days from the happening of such

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injury the Lease shall absolutely cease and determine, and the rent shall abate for the balance of the term.

(f) If the Leased Premises are partially damaged by fire or other casualty, and the damage be only partial and such that the Leased Premises can be restored, in the opinion of a licensed architect or engineer retained by the Landlord, to approximately their former condition within one hundred eighty (180) days from the date of the casualty loss Landlord may, at Landlord’s option, restore the same with reasonable promptness, reserving the right to enter upon the Leased Premises for that purpose, or Landlord may terminate the Lease. Landlord reserves the right to enter upon the Leased Premises whenever necessary to repair damage caused by fire or other casualty to the building or buildings or real property of which Leased Premises is a part, even though the effect of such entry is to render the Leased Premises or a part thereof untenantable. If all or a portion of the Leased Premises is rendered untenantable either by fire or other casualty or by Landlord's possession thereof during the period of repairs, the rent shall be abated proportionately during the period of untenantability as to the portion rendered untenantable. If a dispute arises as to the amount of rent due under this clause, Tenant agrees to pay the full amount claimed by Landlord. Tenant shall have the right to proceed by law to recover the excess payments, if any.

Landlord shall make such election to repair the Leased Premises or terminate the Lease by giving notice thereof to Tenant at the Leased Premises within thirty (30) days from the day Landlord received notice that the Leased Premises had been destroyed or damaged by fire or other casualty.

(g) Tenant shall at all times be solely responsible for the protection and safety of all machinery, equipment, trade fixtures and other personal property used by Tenant in its business, whether owned by Tenant or third parties; and shall upon written notice from Landlord,

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immediately remove all such items, at Tenant's sole cost and expense, from the Leased Premises upon the termination of the Lease, or as required by Landlord with respect to repairs or improvements by Landlord to the Leased Premises.

(h) Except as to abatement of rent, Landlord shall not be liable for any damage, compensation, or claim by reason of the necessity of repairing any portion of the Leased Premises or building or buildings or real property of which the Leased Premises are a part, the interruption in the use of the Leased Premises, any inconvenience or annoyance arising as a result of such repairs or interruption, or the termination of the Lease by reason of damage to or destruction of the Leased Premises or building or buildings or real property of which the Leased Premises are a part.

(i) Landlord has let the Leased Premises in their present "as is" condition and without any representation or warranty, other than those specifically set forth in writing in this Lease by Landlord, through its officers and employees. It is understood and agreed the Landlord is under no duty to make repairs, alterations, or decorations at the inception of the Lease, except with respect to the improvements specifically agreed to in the Lease, or at any time thereafter unless subsequently agreed to in a written agreement signed by both parties..

(j) It is understood and agreed that the Landlord does not warrant or undertake that the Tenant shall be able to obtain a permit under any statute, zoning ordinance or governmental regulation for such use as Tenant intends to make of the Leased Premises, and nothing contained in the Lease shall obligate the Landlord to assist Tenant in obtaining said permit. Tenant further agrees that if a permit cannot be obtained by Tenant under any under any statute, zoning ordinance or governmental regulation, the Lease shall not terminate without Landlord's consent, and the Tenant shall use the Leased Premises only in a manner permitted under such statute, zoning ordinance or governmental regulation, provided such use has been agreed to in the Lease.

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12. (a) No contract entered into or that may be subsequently entered into by Landlord with Tenant, relative to any alterations, additions, improvements or repairs, nor the failure of Landlord to make such alterations, additions, improvements or repairs as required by any such contract, nor the making by Landlord or its agents or contractors of such alterations, additions, improvements or repairs shall in any way affect the payment of the rent or other charges, payments, costs, expenses and interest specified in the Lease, unless otherwise specified in writing in the Lease.

(b) It is hereby covenanted and agreed, that any law, usage or custom to the contrary notwithstanding, that Landlord shall have the right at all times to enforce all the provisions and covenants of the Lease in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of the Landlord in refraining from so doing at any time or times; and further, that the failure of Landlord at any time or times to enforce any or ail of its rights under any or all of the provisions or covenants of the Lease strictly in accordance with the terms thereof shall not be construed as having created a custom in any way or manner contrary to the specific provisions and covenants of the Lease or as having in any way or manner modified the Lease.

(c) If Tenant, after ten (10) days written notice to cure, fails promptly to perform any provisions or covenants of the Lease that are Tenant's obligation; or if any breach by Tenant of any provision or covenant of the Lease that is Tenant's obligation causes a health or safety hazard to persons or property, or violates any applicable statutes, ordinances or regulations, or interferes with the rights of other tenants of Landlord; or if Landlord is required in an emergency to perform any provision or covenant of the Lease that is Tenant's obligation; then in the event of any of the above occurring Landlord may go upon the Leased Premises and perform

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such provision or covenant, the cost thereof, at the sole option of the Landlord, to be charged to Tenant as additional and delinquent rent.

(d) Tenant hereby grants to Landlord a security interest under the Uniform Commercial Code in all of Tenant's goods and personal property in, on, or about the Leased Premises. Said security interest shall secure unto Landlord the payment of all rent (and charges, payments, costs, expenses and interest reserved as rent or otherwise owed to Landlord) hereunder which shall become due under the provisions of the Lease. Tenant hereby agrees to execute, upon request of Landlord, such financing statements or other documents as may be required under the provisions of the Uniform Commercial Code to perfect a security interest in Tenant's said goods and property.

13. (a) The occurrence of any one or more of the following shall constitute an "Event of Default":

(1) Tenant's failure to pay when due and without demand rent, additional rent or any other charges, payments, costs, expenses and interest owed to Landlord under the Lease.

(2) Tenant violating, failing to perform or otherwise breaching any provision or covenant of the Lease that is Tenant's obligation, or otherwise made between Landlord and Tenant.

(3) Tenant vacating the Leased Premises or removing or attempting to remove or manifesting an intention to remove any goods or property from the Leased Premises otherwise than in the ordinary and usual course of business without having first paid and satisfied the Landlord in full for all rent, additional rent, charges, payments, costs, expenses and interest then due or that may thereafter become due until the expiration of the current term of the Lease or any earlier term of the Lease.

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(4) Tenant becoming insolvent in any sense, or making an assignment for the benefit of creditors, or offering a composition or settlement to creditors, or if one-half or more of the real property or one-half or more the personal property of Tenant shall be attached; or if there remains outstanding for a period in excess of sixty (60) days: (i) a petition in bankruptcy is filed by or against Tenant; (ii) a complaint in equity or other proceedings for the appointment of a receiver, trustee, liquidator, custodian or conservator for Tenant or Tenant's assets is filed; (iii) or if proceedings for reorganization or for composition with creditors under any State or federal law be instituted by or against Tenant.

(b) Upon the occurrence of an Event of Default, in addition to any other remedies Landlord may have under the Lease or at law or in equity, Landlord shall have the right to exercise, as many times as Landlord shall deem appropriate, any or all of the following remedies:

(1) To charge Tenant a late fee of five percent (5%) of the monthly rental, additional rental or other charges, payments, costs or expenses not received by Landlord on the due date. Interest shall accrue and be deemed due and payable on all sums, including without limitation late fees, due and unpaid under the Lease at the rate of ten percent (10%) per annum. If Landlord incurs a charge or penalty in connection with any payment which Tenant has failed to make within the times required by the Lease, Tenant shall pay Landlord, as additional rent, the full amount of such charge or penalty.

(2) To accelerate the whole or any part of the rent and additional rent for the entire unexpired balance of the term of the Lease, including all other charges, payments, costs or expenses agreed to be paid by Tenant or for which Tenant is or would become liable, all of which shall be deemed due and payable and in arrears.

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(3) To reenter the Leased Premises and at the option of the Landlord, remove all persons and any or all property therefrom by any appropriate summary dispossession proceeding or by any applicable proceeding at law or in equity or as otherwise provided in the Lease, and repossess and enjoy the Leased Premises, all without being liable for any such prosecution or any damages. Upon recovering possession of the Leased Premises as the result of Tenant's default, Landlord may at its option terminate the Lease or make such alterations, improvements and repairs as it deems appropriate, and re-let the Leased Premises or any part thereof, for such term or terms as may be the same, less than or greater than the term of the Lease, and at such rental and other terms and conditions as Landlord deems appropriate, and to such person or persons as Landlord deems appropriate. All rental received by Landlord from such reletting shall be applied first to the payment of the costs of re-letting, including reasonable architect, engineer and attorney fees, and second, to the payment of any indebtedness other than rent due to Landlord from Tenant, and third to the payment of rent and additional rent due and unpaid under the Lease, including accelerated rent, charges, payments, costs, expenses and interest. The residue, if any, shall be held by Landlord and applied to the payment of rent, additional rent, charges, payments, costs, expenses and interest as are or may become due and payable. Landlord's reentry, taking possession or making alterations, repairs or improvements, or the re-letting of all or any part of the Leased Premises shall not be construed as an election by Landlord to terminate the Lease, unless Landlord shall have given written notice of intention to terminate the Lease. Landlord shall not be liable for failure to re-let all or part of the Leased Premises, or for failure to collect rent for the re-letting.

(4) To terminate the Lease and the term created thereby, without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by performance of any other provision, term, condition or covenant broken. Upon termination of the Lease,

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Landlord shall be entitled to recover from Tenant all sums due and owing and damages, including interest, arising out of Tenant's breach of the provisions and covenants of the Lease, existing at the time of termination of the Lease ; and also damages for Tenant's default in an amount equal to the rent reserved for the remaining term of the Lease, including all additional rent, charges, payments, costs and expenses agreed to be paid by Tenant, all discounted to present worth at the rate of four percent (4%) per annum, less the fair rental value of the Leased Premises for the remainder of the term (reduced by the reasonable time and costs to re-let the Leased Premises, including architect, engineer and attorney fees) also discounted to present worth at the rate of four percent (4%) per annum, all of which shall be immediately due and payable to Landlord. Nothing in this Lease shall limit or prejudice Landlord's right to recover damages by reason of termination in an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings.

(5) To proceed as a secured party under the provisions of the Uniform Commercial Code against the goods and personal property in which Landlord has been granted a security interest pursuant to this Lease.

(6) To have and exercise any and all other rights and remedies, granted or allowed landlords by an existing or future Statute, Act of Assembly, or other law of the Commonwealth of Pennsylvania in cases where a landlord seeks to enforce rights arising under a lease agreement against a tenant who has defaulted or otherwise breached the terms of such lease agreement.

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(7) Tenant covenants and agrees that if any rent, additional rent, charges, payments, costs, expenses or interest reserved in this lease as rent or any other charges, payments, costs, expenses or interest (including all accelerations of rent, charges, payments, costs or expenses permissible under the provisions of the Lease) shall remain unpaid five (5) days after the same is required to be paid, then and in that event, Landlord may cause Judgment to be entered against Tenant, and for that purpose Tenant hereby authorizes and empowers Landlord or any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for and confess judgment against Tenant and agrees that Landlord may commence an action pursuant to Pennsylvania Rules of Civil Procedure No. 2950 et seq. or such other Pennsylvania Rules of Civil Procedure as may be promulgated from time to time, for the recovery from Tenant of all rent due and owing under the Lease (including all accelerations of rent, charges, payments, costs and expenses permissible under the provisions of the Lease) and/or for all charges, payments, costs, expenses and interest reserved under the Lease as rent or for which Tenant is otherwise liable under the Lease, as well as for interest and costs and Attorney's commission of five percent (5%) of the full amount of Landlord's claim against Tenant, for which authorization to confess judgment, the Lease, or a true and correct copy thereof, shall be sufficient warrant. Such judgment may be confessed against Tenant for the amount of rent in arrears (including all accelerations of rent, charges, payments, costs and expenses permissible under the provisions of this lease) and/or for all charges, payments, costs, expenses and interest reserved under the Lease as rent or for which Tenant is otherwise liable under the Lease, as well as for interest and costs; together with an attorney's commission of five percent (5%) of the full amount of Landlord's claim against Tenant. Neither the right to institute an action pursuant to Pennsylvania Rules of Civil Procedure No. 2950 et seq. or such other

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Pennsylvania Rules of Civil Procedure as may be promulgated from time to time, nor the authority to confess judgment granted herein shall be exhausted by one or more exercise thereof, but successive complaints may be filed and successive judgments may be entered for the afore described sums five (5) days or more after they become due as well as after the expiration of the original term and/or during or after expiration of any extension or renewal of the Lease.

(8) Tenant covenants and agrees that if the Lease shall be terminated (either because of Tenant's breach of the Lease during the term of the Lease or any renewal or extension thereof and/or when the term hereby created or any extension thereof shall have expired) then, and in that event, Landlord may cause a judgment in ejectment to be entered against Tenant for possession of the Leased Premises, and for that purpose Tenant hereby authorizes and empowers any Prothonotary, Clerk of Court or Attorney of any Court of Record to appear for Tenant and to confess judgment against Tenant in Ejectment for possession of the Leased Premises, and agrees that Landlord may commence an action pursuant to Pennsylvania Rules of Procedure No. 2970 et seq. or such other Pennsylvania Rules of Civil Procedure as may be promulgated from time to time, for the entry of an order in Ejectment for the possession of real property, and Tenant further agrees that a Writ of Possession pursuant thereto may issue forthwith, for which authorization to confess judgment and for the issuance of a writ or writs of possession pursuant thereto, the Lease, or a true and correct copy thereof, shall be sufficient warrant. Tenant further covenants and agrees, that if for any reason whatsoever, after said action shall have commenced the action shall be terminated and the possession of the Leased Premises hereunder shall remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of the Lease as above set

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forth to commence successive actions for possession of real property and to cause the entry of successive judgments by confession in Ejectment for possession of the Leased Premises.

In any procedure or action to enter Judgment by Confession for Money pursuant to Section 13 (b)(7) hereof, or to enter Judgment By Confession in Ejectment for possession of real property pursuant to Section 13 (b)(8) hereof, if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the default or occurrence of the condition precedent, or event, the happening of which default, occurrence, or event authorizes and empowers Landlord to cause the entry of judgment by confession, such affidavit or averment shall be conclusive evidence of such facts, defaults, occurrences, conditions precedent, or events; and if a true and correct copy of the Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a Warrant of Attorney, any rule of court, custom, or practice to the contrary notwithstanding.

Tenant hereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in any procedure or action to enter Judgment by Confession by virtue of the warrants of attorney contained in the Lease, and all liability therefore. Tenant further authorizes the Prothonotary or any Clerk of any Court of Record to issue a Writ of Execution or other process, and further agrees that real estate may be sold on a Writ of Execution or other process. If proceedings shall be commenced to recover possession of the Leased Premises either at the end of the term or sooner termination of the Lease, or for non-payment of rent or for any other reason, Tenant specifically waives the right to the three (3) months' notice to quit and/or fifteen (15) or thirty (30) days’ notice to quit required by the Act of April 6, 1951, P.L. 69, as amended, and agrees that five (5) days’ notice shall be sufficient in either or any such case.

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TENANT HAS READ AND FULLY UNDERSTANDS THE RIGHTS AND REMEDIES GIVEN TO LANDLORD UNDER THE CONFESSION OF JUDGMENT CLAUSES IN PARAGRAPHS 13 (b) (7) and 13 (b)(8) OF THE LEASE, AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE IF IT WISHED TO DO SO; AND HAS AGREED TO THESE CONFESSION OF JUDGMENT CLAUSES WITH FULL AND COMPLETE KNOWLEDGE OF THESE CONFESSION OF JUDGMENT CLAUSES, THEIR EFFECTS AND THE REMEDIES AVAILABLE TO LANDLORD UNDER THEM; AND WITH FULL AND COMPLETE KNOWLEDGE AND UNDERSTANDING OF THE CONFESSION OF JUDGMENT CLAUSES WAIVES ANY AND ALL RIGHTS TO ANY DUE PROCESS HEARINGS OR OTHER HEARINGS TO WHICH IT MAY BE ENTITLED BEFORE THE ENTRY OF ANY JUDGMENT AGAINST IT PURSUANT TO SUCH CONFESSION OF JUDGMENT CLAUSES, OR BEFORE OR DURING THE ISSUANCE OF, OR BEFORE OR DURING ANY PROCEEDINGS PURSUANT TO ANY WRIT OF EXECUTION TO SEIZE, ATTACH, GARNISH AND SELL ANY ASSETS OF TENANT INCLUDING WITHOUT LIMITATION ANY BANK OR SAVINGS AND LOAN ASSOCIATION ACCOUNTS OR ASSETS DEPOSITED WITH ANY BANK OR SAVINGS AND LOAN ASSOCIATION; OR ANY PROCEEDINGS TO OBTAIN POSSESSION OR PURSUANT TO A JUDGMENT OF CONFESSION IN EJECTMENT TO OBTAIN POSSESSION PURSUANT TO A WRIT OF POSSESSION.

Authorized Signature of Tenant

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(9) The right to enter default judgment against Tenant by confession and to enforce all other provisions of the Lease may at the option of any assignee of the Lease, be exercised by any assignee of the Landlord's right, title and interest in the Lease in his, her, or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.

(10) If Landlord terminates the Lease as provided for in subsection (4) hereof or as permitted by law, or notifies Tenant of its intent to take possession under subsection (3) hereof, Tenant shall peaceably quit and surrender the Leased Premises to Landlord, and Landlord may, without further notice, enter upon, reenter, possess, repossess, take possession or repossession by summary proceedings, ejectment or other legal proceedings, and again have, possess and enjoy the Leased Premises as though the Lease had not been made, and neither Tenant nor anyone claiming by or through Tenant by virtue of any law or order of any court shall be entitled to possession of the Leased Premises.

(11) Landlord shall have right, in addition to all other remedies, to enter upon the Leased Premises without notice to Tenant by force or otherwise and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Leased premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant five (5) days written notice of the time and place of any public or private sale or of the date after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving written notice that Landlord may select, Landlord shall give notice of any such sale to Tenant in the manner prescribed in Section 9 of the Lease at least five (5) days before the date of sale. The proceeds from any such sale, less any and all expenses connected with the taking of such possession, holding and selling of the aforesaid

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property (including reasonable attorneys' fees and other expenses) shall be applied against the indebtedness of Tenant. Tenant shall promptly pay any deficiency.

(12) Landlord shall have no duty to mitigate damages.

14. Tenant agrees to pay as additional rent all reasonable attorneys' fees and other costs incurred by Landlord in enforcing any of Tenant's obligations under the Lease, including without limitation all reasonable attorney's fees and other costs incurred prior to, during or after any legal or equitable action brought by Landlord or defended by Landlord or in which Landlord is a party, such sum to be fixed by the court in the legal or equitable action or where necessary in a separate action brought by Landlord; and this covenant shall survive the expiration or termination or extinquishment of the Lease. In the event of any bankruptcy proceedings brought by or againstTenant, Landlord shall be entitled to receive and shall receive from Tenant all reasonable attorney's fees and other costs incurred by Landlord in enforcing any of Tenant's obligations under the Lease or any of Landlord's rights in the bankruptcy, or incurred by Landlord in connection with the bankruptcy and the bankruptcy proceedings, such sums to be paid by Tenant whether or not Landlord is successful in any particular action in the bankruptcy proceeding; such sums to be fixed by the court in such action or the bankruptcy proceeding, as the court shall determine; and this covenant shall survive the expiration or termination or extinquishment of the Lease.

15. All of the remedies hereinbefore given to Landlord and all rights and remedies given to it by law and equity shall be cumulative and concurrent. No termination of the Lease or the taking or recovering possession of the Leased Premises shall deprive Landlord of any of its remedies or actions against the Tenant for rent, additional rent, charges, payments, costs, expenses or interest due at the time or which, under the terms of the Lease would in the future become due as if there had been no termination; nor shall the bringing of any action for rent, additional rent,

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charges, payments, costs, expenses, interest or breach of any provision or covenant of Tenant under the Lease or otherwise, or the resort to any other remedy provided for in the Lease or otherwise for the recovery of rent, additional rent, charges, payments, costs, expenses or interest be construed as a waiver of the right to obtain possession of the premises.

16. If all or part of the Leased Premises are taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, so as to prevent the practical use of the Leased Premises, then Tenant may terminate the Lease by written notice to Landlord within thirty (30) days of receiving written notice of such taking.

If any part of the Leased Premises is so taken and the Lease is not terminated under the provisions of the preceding paragraph, the rent shall be apportioned according to the space so taken, and Landlord shall, to the extent possible with any award of damages from such taking, unless denied the right to do so by Landlord's mortgagee or mortgagees, repair and restore the remaining portion of the Leased Premises and the building and improvements related thereto to the extent necessary to render the Leased Premises reasonably suitable for the purposes for which it is leased, and to constitute the building and Leased Premises a complete, functional property.

All compensation awarded or paid upon such a total or partial taking of the Leased Premises shall belong to and be the sole property of the Landlord without participation by Tenant or assignees or subtenants of Tenant, except for any award for Tenant's or assignees or subtenants of Tenant's loss of business, or of the value of stock, trade fixtures, furniture and other property belonging to Tenant or assignees or subtenants of Tenant, if any.

17. The Lease and all its terms, covenants and provisions are and each of them is subject and subordinate to any lease or other arrangement or right to possession, under which the Landlord is in control of the Leased Premises, to the rights of the owner or owners of the Leased

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Premises and building or buildings and of the real property of which the Leased Premises are a part, to all right of the Landlord's landlord and to any and all mortgages and other encumbrances now or hereafter placed upon the Leased Premises and/or the building or buildings and real property containing the Leased Premises; with the proviso that so long as Tenant performs all its obligations under the Lease, Tenant shall be entitled to the peaceful and quiet enjoyment of the Leased Premises; subject, however, to the written approval from time to time of Landlord's then current mortgagee or mortgagees.

18. (a) It is hereby mutually agreed that either party to the Lease may terminate the Lease at the end of the current term by giving to the other party written notice thereof at least six (6) months before the end of the term, but in default of such notice, the Lease shall continue from year to year upon the same terms and conditions in force immediately before the expiration of the term, until terminated by either party hereto giving the other six (6) months written notice of termination before the expiration of the then current term; provided, however, that should the Lease be continued for a further period under the terms hereinabove mentioned, any allowances given Tenant on the rent during the original term or a prior term shall not extend beyond such original term or prior term.

(b) If Landlord shall have given six (6) months written notice before the expiration of any term of the Lease of changes by Landlord to the terms and conditions of the Lease, and Tenant shall not within thirty (30) days from the date of such notice notify Landlord in writing of Tenant's termination of the lease at the end of the current term, the Lease shall renew at the end of the then current term as modified by the terms and conditions set forth in the aforesaid written notice from Landlord. If such changed terms and conditions are not accepted by Tenant by

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written notice to Landlord within the thirty (30) day time period set forth above, the Lease shall automatically terminate at the end of the current term.

(c) In the event Tenant shall give written notice, as stipulated in the Lease, of its termination of the Lease and shall fail or refuse to vacate the Leased Premises on the date it is required to have vacated the Leased Premises, then it is expressly agreed that Landlord shall have the option either to (1) disregard the notice given as having no effect, in which case all the terms and conditions of the Lease (including all changes to the terms and conditions, if any, by Landlord contained in Landlord's written notice under subsection (b) hereof) shall continue thereafter with full force precisely as if such notice by Tenant had not been given, or (2) Landlord may at any time give Tenant ten (10) days' written notice of Landlord's termination of the Lease; whereupon Tenant expressly agrees to vacate the Leased Premises at the expiration of the ten (10) day period specified in the notice. All powers granted to Landlord by the Lease may be exercised and all obligation imposed upon Tenant by the Lease shall be performed by Tenant as well during any extension of the original term of the Lease as during the original term, and during any period during which Tenant has failed and refused to vacate.

19. All notices shall be given by certified mail, return receipt requested, as follows:

(a) To the Tenant at the Leased Premises.

(b) To the Landlord at the address set forth in paragraph 7 of the Lease or to such other address as Landlord shall designate in writing.

20. It is expressly understood and agreed by and between the parties hereto that the Lease and the Exhibits and Addenda attached hereto, if any, and forming a part of the Lease set forth all the promises, agreements, conditions and understandings between Landlord and Tenant relative to the Leased Premises, and that there are no promises, agreements, conditions or

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understandings, either oral or written, between them other than as set forth in the Lease. It is further understood and agreed that no subsequent alteration, amendment, change or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both of them.

21. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein, and the word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The words “his” and “him” and “it” wherever stated herein, shall be deemed to refer to the “Landlord” or the “Tenant”, as appropriate, whether such Landlord or Tenant be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing.

22. Landlord acknowledges existing security deposit in the amount of Twenty Three Thousand, Two Hundred Fifty One and 11/100 Dollars ($23,251.11), which deposits will be returned to Tenant within Thirty (30) days after expiration of the lease term, subject to a satisfactory physical inspection of the Leased Premises by Landlord, and provided that all rentals, additional rent, charges, payments, costs, expenses and interest have been paid in full.

23. Any headings preceding the text of the several paragraphs and sub-paragraphs of the Lease, if any, are inserted solely for convenience of reference and shall not constitute a part of the Lease nor shall they affect its meaning, construction or effect.

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24. Tenant shall be responsible only for ice and snow removal on the sidewalks and entryways of the Leased Premises. Landlord shall be responsible for maintenance of the common areas, including the landscaping, snow and ice removal from the roads and parking areas.

25. Tenant shall be responsible for replacing all light bulbs in a timely fashion, so as not to cause damage to ballasts, starters, or fixtures. Tenant shall be responsible for all costs incurred due to failure to do so.

26. Tenant shall pay for all utilities, including without limitation sewer and water, which is metered for the Leased Premises, interior cleaning, window cleaning and pest control.

27. ~~Landlord shall provide dumpsters on site at various locations to be used only for the disposal of waste paper, incidental/minor packaging materials (e.g., cardboard), cellophane, plastic wrap, expanded styrene foam beads, excelsior, polyethylene, and containers related to normal office use and warehouse personnel.~~

Disposal of the following in dumpsters is specifically prohibited: chemicals, metals, process waste, wood, machinery, construction by-products/construction waste, earthern materials/plants, and hazardous waste of any kind.

Food and drink containers should be placed in tightly closed plastic trash bags before being placed in the dumpsters.

Dumpsters shall be kept closed at all times in order to avoid Township fines.

28. Landlord shall install and maintain the exterior sign provided by Landlord in accordance with all applicable Township ordinances. This shall be the only exterior sign.

29. Landlord's Rules and Regulations.

1. Parking lot speed limit is fifteen (15) miles per hour.

2. No vehicles of any kind shall be left in parking area over weekends.

No outside storage of vehicles is permitted.

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3. Tenant, its officers, agents, servants, employees, contractors, customers, guests, visitors and invitees shall not place upon the grounds outside the building or the parking area any trash, garbage and debris, including without limitation boxes, skids, containers, fluids or any materials or items of any kind. In addition to all other remedies, Landlord shall be reimbursed for the cost of removing and cleaning up the same.

4. There shall be no loitering outside the building or in vehicles.

5. There shall be no drinking or partying outside the building.

6. No automobile repairs or equipment installations shall be performed in the parking area.

7. Music and noise shall be kept at such a level as not to be heard inside the spaces occupied by other tenants, businesses or occupants, or outside the Leased Premises.

30. Tenant, if a corporation, or if Tenant has a corporate general partner, will provide Landlord at the execution of the lease with the following corporate resolution authorizing Tenant to enter into the Lease:

RESOLVED, that Wireless Xcessories, Inc. enter into the attached Lease with 1830 Business Complex, LLC for the rental of premises (1830 County Line Road, Huntingdon Valley, PA 19006), which Lease is incorporated into this Resolution by reference; and the officers of the corporation are hereby authorized to execute such documents and take all steps necessary to complete such transaction.

I hereby certify that the above Resolution is a true and correct copy of the Resolution adopted by the Board of Directors of the Corporation

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on .
Date

(Corporate Seal)

Signature of Corporation Secretary
Corporation Secretary

Name of Corporation Secretary

Tenant will attach to the Lease a true and correct copy of the Corporate Minutes or Unanimous Consent of the Board of Directors adopting the aforesaid Resolution, duly certified as a true and correct copy thereof by the Secretary of the Corporation.

31. The validity, construction and performance of the Lease shall be determined by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws. The parties to the Lease consent to the exclusive jurisdiction of the District Justice of Montgomery County serving the area where the Leased Premises is located, the Court of Common Pleas of Montgomery County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, in any and all actions or proceedings arising under the Lease.

32. Tenant agrees that its agents, servants and employees will not litter.

33. Tenant shall at all times conduct its business in compliance with applicable statutes, local ordinances and governmental regulations.

34. Hazardous Materials

A. Tenant agrees that it will not generate, use, store or dispose of any Hazardous Materials on the Leased Premises, or in any vehicles kept on the Leased Premises or in the parking areas, except in material compliance with applicable Environmental Laws, statutes, ordinances, regulations, Executive Orders and industry standards. Tenant shall, at its sole cost and expense,

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immediately after written notice from Landlord of any breach of this Section A, cease and desist from any violation of applicable Environmental Laws, statutes, ordinances, regulations, Executive Orders and industry standards, and immediately cure any breach of the same and of this Section A by Tenant, or any assignees or subtenants of Tenant, if any, and in any event will cure such breach in full compliance with all applicable Environmental Laws, statutes, ordinances, regulations, Executive Orders and industry standards.

B. Tenant agrees to indemnify, defend and hold harmless Landlord, its officers, agents, servants and employees from and against all demands, claims, causes of action, fines, penalties, damages (including without limitation consequential damages), losses, liabilities, judgments and expenses (including without limitation reasonable attorneys' fees and court costs, and reasonable consultant and reasonable expert witness fees) arising out of any breach by Tenant, its assignees or subtenants, if any, of their obligations with respect to Hazardous Materials set forth in Section A of this paragraph, or any violation of Environmental Laws, statutes, ordinances, regulations, Executive Orders and industry standards by them.

C. The term "Hazardous Materials" shall include petroleum and petroleum products and wastes, substances, chemicals or materials designated as toxic or hazardous under the federal Resource Conservation and Recovery Act (RCRA), the federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Pennsylvania Hazardous Sites Cleanup Act (HSCA), or any other federal, state or local statute, rule or regulation pertaining to environmental regulation, contamination or clean-up. “Environmental Laws” shall include RCRA, CERCLA, HSCA, and any other federal, state or local statute, rule or regulation pertaining to environmental regulation, contamination or clean-up.

35. Tenant agrees to do nothing to contaminate the Leased Premises or the building or buildings or property of which the Leased Premises is a part; or do anything that will

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adversely affect the fair market value or marketability or use of the Leased Premises or the building or buildings or property of which the leased Premises is a part; and Tenant will immediately at its sole cost and expense take all necessary steps to eliminate any such condition; and in taking any remedial steps will comply with any applicable federal, state or local statute, rule or regulation; and shall compensate Landlord for any losses or expense incurred by Landlord.

36. Lessor agrees to inspect and service HVAC on a quarterly basis. Lessee shall reimburse Lessor for air filters and associated labor only.

37. Upon receipt of the 1st monthly installment of $37,928.35, due on May 1, 2009, Lessor shall on the following day, submit a check to Lessee in the amount of $37,500.00.

Upon receipt of the 13th monthly installment of $37,928.35, due on May 1, 2010, Lessor shall on the following day, submit a check to Lessee in the amount of $12,500.00.

Upon receipt of the 25th monthly installment of $37,928.35, due on May 1, 2011, Lessor shall on the following day, submit a check to Lessee in the amount of $25,000.00.

Upon receipt of the 36th monthly installment of $37,928.35, due on May 1, 2012, Lessor shall on the following day, submit a check to Lessee in the amount of $25,000.00.

38. Lessee shall reserve the right to vacate demised 15,000 square foot area at rear of building, as depicted on attached PLAN A, provided Lessee gives Lessor written notice thereof at least 6 months in advance. Upon receipt of said notice by Lessee, Landlord shall be released from all obligations beyond said date of notification as stipulated in paragraph 37 above, and Lessee shall be entitled to a corresponding reduction in monthly rent, as referenced in paragraph 4a, 4c, and 6c, based upon the then determined market value of the space relinquished.

39. Tenant further agrees to pay Landlord Common Area Maintenance (CAM) charge, payable in monthly installments of $2,708.83 per month on the first day of the month.

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IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first written above, and intend to legally bound thereby.

TENANT’S SIGNATURE CORPORATION TENANT

Name of Corporation

(SEAL)	Pennsylvania
State of Incorporation

By
Secretary		Authorized Signature

Name and Title of Officer

LANDLORD’S SIGNATURE

1830 BUSINESS COMPLEX, LLC A Pennsylvania Limited Liability Company

By
Witness		Edward R. Dudlik Jr
Sole Member

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